AMENDMENT  NO.  2  TO
AMENDED  AND  RESTATED  LOAN  AND  SECURITY  AGREEMENT


     AMENDMENT ("Amendment"), dated January __, 1997, by and among CORESTATES BANK, N.A., a national banking association ("CoreStates"), CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation ("Congress", and together with CoreStates, each individually, a "Lender", and collectively, "Lenders"), CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent") and HAYNES INTERNATIONAL, INC., a Delaware corporation ("Borrower").


     W  I  T  N  E  S  S  E  T  H  :


     WHEREAS, Borrower has entered into financing arrangements with Agent and Lenders pursuant to which Agent may make secured revolving loans and advances and provide other financial accom modations to Borrower on behalf of Lenders as set forth in the Amended and Restated Loan and Security Agreement, dated as of August 23, 1996, by and among Agent, Lenders and Borrower, as amended pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated September 23, 1996 (as amended and supplemented hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as defined therein); and

     WHEREAS, Borrower has requested that Agent and Lenders increase the maximum amount of the financing arrangements, consent to the change of control of Borrower arising pursuant to the issuance and sale by Haynes Holdings, Inc. of certain new shares of its common stock and the redemption of certain existing shares of its common stock with the proceeds received by Haynes Holdings, Inc. from the issuance and sale of new shares and Borrower has requested that Agent and Lenders agree to certain amendments to the Financing Agreements in connection therewith; and

     WHEREAS, by this Amendment, Agent, Lenders and Borrower desire and intend to evidence such increase in the maximum amount and such change of control and related amendments; and

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, Agent, Lenders and Borrower agree as follows:

     1.          Definitions.

          (a)          Amendments  to  Definitions.

               (i) All references to the term "Adjusted Net Worth" in the Loan Agreement shall be deemed and each such reference is hereby amended by adding the following clause at the end of Section 1.4 of the Loan Agreement:
"plus (c) the aggregate amount of all indebtedness and other liabilities of Borrower consisting of the commissions, fees, costs, expenses or other charges in connection with the issuance and sale by Parent of certain new shares of Parent Common Stock and the redemption of certain existing shares of Parent Common Stock pursuant to the Recapitalization Agreements as in effect on the date of the execution thereof and the other transactions contemplated thereby."

               (ii) All references to the term "Consolidated Net Income" in the Loan Agreement shall be deemed and each such reference is hereby amended
(A)  by  adding  the  following  clause at the end of Section 1.24 of the Loan
Agreement: "and (k) the aggregate amount of all indebtedness and other liabilities of Borrower consisting of the commissions, fees, costs, expenses or other charges in connection with the issuance and sale by Parent of certain new shares of Parent Common Stock and the redemption of certain existing shares of Parent Common Stock pursuant to the Recapitalization Agreements as in effect on the date of the execution thereof and the other transactions contemplated thereby" and (B) by deleting the word "or" immediately before clause (j) of Section 1.24 of the Loan Agreement.

               (iii) All references to the term "Maximum Credit" in the Loan Agreement shall be deemed and each such reference is hereby amended to mean the amount of $60,000,000.

               (iv) All references to the term "Permitted Holders" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Blackstone Funds.

          (b) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

               (i) "Blackstone Funds" shall mean, collectively, Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II Merchant Banking Fund L.P. and Blackstone Family Investment Partnership L.P. and their respective successors and assigns.

               (ii) "Change of Control Offer" shall mean the offer by Borrower to each holder of the Senior Notes to repurchase such Senior Notes in cash in an amount equal to one hundred one (101%) percent of the principal amount of the Senior Notes, plus accrued and unpaid interest as required as a result of the Change of Control from the transactions described herein pursuant to Section 10.13 of the Senior Note Indenture.

               (iii) "Exercise and Repurchase Agreement" shall mean the Exercise and Repurchase Agreement, dated of even date herewith, by and among Parent, Michael D. Austin, Joseph F. Barker, F. Galen Hodge and Charles J. Sponaugle, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (iv)    "Recapitalization Agreements" shall mean, collectively,
the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (A) the Stock Purchase Agreement, (B) the Redemption Agreement, (C) the Exercise and Repurchase Agreement, and (D) all agreements, documents and instruments executed and/or delivered in connection with any of the foregoing.

               (v) "Redemption Agreement" shall mean the Stock Redemption Agreement, dated of even date herewith, by and among MLGA Fund II, L.P., MLGAL Partners, LP and Parent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (vi) "Replacement Indebtedness" shall mean, collectively, all indebtedness issued or incurred by Borrower after the date hereof, the proceeds of which are used exclusively to pay the purchase price for the Senior Notes tendered to Borrower pursuant to the Change of Control Offer in the aggregate principal amount not to exceed one hundred one (101%) percent of the amount of the Senior Notes tendered to, and repurchased by, Borrower under the Change of Control Offer, as the same may hereafter exist and thereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (vii) "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated of even date herewith, by and among the Blackstone Funds, Borrower and Parent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

               (d) Consent and Waiver. Subject to the terms and conditions contained herein, Agent and Lenders hereby acknowledge and confirm that each of them consents to and waives any and all Events of Default caused by the following transactions:


               (i) the issuance and sale by Parent of 5,329,392 shares of new Parent Common Stock to the Blackstone Funds as set forth in the Stock Purchase Agreement (as in effect on the date hereof) and the payment by Borrower of the fees and expenses provided for therein;

                    (ii) the use of the proceeds from such issuance and sale to redeem and repurchase 5,329,392 shares of existing Parent Common Stock as set forth in the Redemption Agreement and the Exercise and Repurchase Agreement (each as in effect on the date hereof); and

                    (iii) the Change of Control resulting from such transactions.

     2. Unused Line Fee. Section 4.4 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "4.4 Unused Line Fee. Borrower shall pay to Agent, for the benefit of Lenders, monthly an unused line fee at a rate equal to three-eighths of one (3/8%) percent per annum calculated on the amount by which $48,000,000 exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accom modations during the immediately preceding month (or part thereof), in each case while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears."

     3. Encumbrances. Section 10.8(e) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(e) purchase money security interests in Equip ment (including Capital Leases) and purchase money mortgages on real estate to secure indebtedness permitted under Section 10.9(c) below, provided, that, such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be."

     4.          Indebtedness.

          (a) Section 10.9(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(c) purchase money indebtedness (including Capital Leases) in a principal amount in the aggregate not to exceed $10,000,000 in any fiscal year of Borrower to the extent such indebtedness is secured by purchase money security interests in Equipment or purchase money mortgages on real estate permitted under Section 10.8(c) above."

          (b) Section 10.9 of the Loan Agreement is hereby amended by adding a new Section 10.9(j) thereto as follows:

          "(j)  the  Replacement  Indebtedness;  provided,  that,

               (i)  the  sum  of  the  principal  amount  of  the  Replacement
Indebtedness plus the principal amount of the indebtedness evidenced by the Senior Notes shall not exceed the amount equal to: (A) $140,000,000 plus (B) one (1%) percent multiplied by the principal amount of the Senior Notes repurchased by Borrower pursuant to the Change of Control Offer (less the aggregate amount of all repayments or purchases of principal in respect thereof), together with interest on the principal amount of the Replacement Indebtedness and prepayment and redemption premiums with respect thereto,

               (ii) the proceeds of the Replacement Indebt edness shall only be used to pay the purchase price for the Senior Notes to the extent required upon the proper tender of Senior Notes to Borrower in response to the Change of Control Offer,

               (iii) Lender shall have received true, correct and complete copies of the agreements evidenc ing or governing the Replacement Indebtedness and all related agreements, documents and instruments,

               (iv) such indebtedness (A) shall be incurred by Borrower at commercially reasonable rates and terms in a bona fide arm's length transaction, (B) shall not include any terms or conditions which in any manner
(1) adversely affect Agent, Lenders or any rights of Agent or Lenders as determined in good faith by Agent or (2) which taken as a whole are more restrictive or burdensome than the terms and conditions of any other indebtedness of Borrower as in effect on the date hereof, (C) shall be unsecured and (D) shall not have any scheduled maturity or amortization prior to September 1, 2004,

               (v) Borrower shall only make regularly scheduled payments of principal and interest, or to the extent permitted under Section 10.9(j)(vii) below, other payments, in respect of such indebtedness,

               (vi)    Borrower  shall  not,  directly  or  indirectly, amend,
modify, alter or change the terms of the Replacement Indebtedness or any related agreements, documents or instruments, except that Borrower may, after not less than ten (10) Business Days prior written notice to Agent, amend or modify the terms thereof so long as: (A) either (1) such amendment or modification does not in any manner adversely affect Agent, Lenders or any rights of Agent or Lenders as determined in good faith by Agent and confirmed by Agent to Borrower in writing or (2) Agent has consented in writing to such amendment or modification, and (B) such amendment or modification does not relate to the terms of payment of the indebtedness evidenced thereby, the amount of such indebtedness, the interest rate or any fees or charges or any collateral with respect thereto or make any terms thereof more restrictive or burdensome than as in effect on the date of the incurrence of the Replacement Indebtedness, as determined in good faith by Agent and confirmed by Agent to Borrower in writing,

               (vii) Borrower shall not, directly or indirectly, redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, or make any other payments in respect thereof, except:

                    (A) purchases or redemptions of Replacement Indebtedness required to be made under the terms of the Replacement Indebtedness: (1) to the extent of net cash proceeds received by Borrower from an Asset Sale and including any Sale and Leaseback Transaction, provided, that, any such net cash proceeds shall first be applied to the Obligations to the extent such assets sold or otherwise disposed of pursuant to the Asset Sale constitute Collateral and thereafter to the repayment of the Senior Notes as required under the terms of the Senior Note Indenture, (2) as a result of a Change in Control or (3) to the extent of net cash proceeds received by Borrower from a Public Equity Offering up to the maximum of thirty-five (35%) percent of the initial aggregate principal amount of the Replacement Indebtedness at a redemption price not to exceed one hundred eleven and six hundred twenty-five thousandths (111.625%) percent of the principal amount thereof plus accrued and unpaid interest to the redemption date, provided, that, after giving effect thereto, at least two-thirds (2/3rds) of the initial principal amount of Replacement Indebtedness remains outstanding,

                    (B) purchases or redemptions of Replacement Indebtedness at the option of Borrower in open market transactions, provided, that, each of the following conditions is satisfied as determined by Agent as of the date of each such purchase and after giving effect thereto: (1) no Event of Default, or act, conditions or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (2) either:
(aa) the amounts used to pay for the purchase of the Replacement Indebtedness consist only of the net cash proceeds received by Borrower from a Public Equity Offering or (bb) there are no Loans outstanding, (3) as of the date of such purchase or redemption and after giving effect thereto, Excess Availability shall be not less than $5,000,000 and (4) Agent shall have received not less than two (2) Business Days prior written notice of the intent of Borrower to make any such purchases or redemptions;

               (viii) Borrower shall furnish to Agent all notices, demands or other materials concerning such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;"

          (c) Section 10.9 of the Loan Agreement is hereby amended by adding a new Section 10.9(k) as follows:

               "(k) indebtedness of Borrower owing to any person in an arm's length transaction (other than Replacement Indebtedness); provided, that, as to each and all of such indebtedness: (i) Agent shall have received not less than ten (10) Business Days prior written notice of the intention to incur such indebt edness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such indebtedness, the person to whom such indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may request, (ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) such indebtedness shall be unsecured,
(iv) the aggregate amount of all such indebtedness shall not exceed $10,000,000 at any time outstanding less the then outstanding amount of any indebtedness of a subsidiary of Borrower described in the definition of "Permitted Subsidiary Indebtedness" in the Senior Note Indenture as in effect on the date hereof, (v) such indebtedness shall be incurred by Borrower at commercially reasonable rates and terms in a bona fide arm's length transaction, (vi) such indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agent, Lenders or any rights of Agent or Lenders as determined in good faith by Agent and confirmed by Agent to Borrower in writing or which taken as a whole are more restrictive or burdensome than the terms or conditions of any other indebtedness of Borrower as in effect on the date hereof, (vii) as of the date of incurring such indebtedness and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, and (viii) Borrower shall furnish to Agent all notices or demands in connection with such indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower, or on its behalf, concurrently with the sending thereof, as the case may be;"

     5. Line Increase Fee. Borrower shall pay to Agent, for the benefit of Lenders, a line increase fee in the amount of $100,000, which amount shall be payable simultaneously with the execution hereof and shall be deemed fully earned as of the date hereof. Such fee, may, at Agent's option, be charged directly to any account of Borrower maintained with Agent or Lenders.

     6. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Agent and Lenders pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) After giving effect to this Amendment, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment.

          (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

          (c) The Recapitalization Agreements have been, and the agreements evidencing the Replacement Indebtedness will be, duly authorized, executed and delivered.

          (d) All actions and proceedings required by the Recapitalization Agreements and all applicable law or regulations in connection therewith have been taken, and the transactions required thereunder have been duly and validly taken and consummated.

          (e) Neither the execution and delivery of any of the Recapitalization Agreements or the agreements evidencing the Replacement Indebtedness will be (or any related agreements, documents or instruments) nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, has violated or shall violate any law or regulation or any order or decree of any court or governmental instrumentality in any substantial respect or does or shall conflict with or result in the breach of, or constitute a default in any substantial respect under, any indenture, mortgage, deed of trust, security agreement, agreement or instrument to which Parent or Borrower is a party or may be bound, or violate any provision of the Certificate of Incorporation or By-Laws of Parent or Borrower.

          (f) Borrower has delivered to Lender, true, correct and complete copies of the Recapitalization Agreements.

     7. Conditions Precedent. The amendments herein shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lenders:

          (a) the receipt by Agent of an original of this Amendment, duly authorized, executed and delivered by Borrower;

          (b) Parent and Borrower have obtained all required consents and approvals of all persons other than Agent and Lenders to the issuance and sale of the shares of Parent Common Stock pursuant to the Stock Purchase Agreement and the use of the proceeds to redeem the existing shares of Parent Common Stock as provided for in the Redemption Agreement and the Exercise and Repurchase Agreement;

          (c) no Event of Default shall have occurred and be continuing and no event shall have occurred or conditions be existing and continuing which, with notice or passage or time or both, would constitute an Event of Default.

     8. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

     9. Further Assurances. Borrower shall execute and deliver, or shall cause the execution and delivery of, such additional documents and take such additional actions as may be requested by Agent or Lenders to effectuate the provisions and purposes of this Amendment.

     10. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of laws).

     11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     12. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one
and  the  same  agreement.    In  making
proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.


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
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

HAYNES  INTERNATIONAL,  INC.
By: /s/ J F Barker
Title: VP Finance

CONGRESS  FINANCIAL  CORPORATION
(CENTRAL),  in  its  individual
capacity  and  as  agent
By: /s/ William H. Bloom
Title: Senior Vice President


CORESTATES  BANK,  N.A.
By: /s/ Myron Landau
Title: VP